Exhibit 99.1

enGene Announces $60 Million Private Placement Financing

BOSTON and MONTREAL, October 25, 2024 – enGene Holdings Inc. (Nasdaq: ENGN or “enGene” or the “Company”), a clinical-stage genetic medicines company whose non-viral lead investigational product detalimogene voraplasmid (also known as detalimogene, and previously EG-70) is in an ongoing pivotal study in patients with high-risk, Bacillus Calmette-Guérin (BCG)-unresponsive, non-muscle invasive bladder cancer (NMIBC) with carcinoma in situ (Cis), today announced that it has agreed to sell 6,758,311 of its common shares at a price per share of $8.90. The financing is expected to close on October 29, 2024, subject to customary closing conditions. enGene anticipates the gross proceeds from the private placement to be approximately $60 million, before deducting any offering-related expenses.

The financing included participation from new and existing investors, including Deep Track Capital, Cormorant Asset Management, Forbion, OrbiMed, Sphera Healthcare, Vestal Point Capital and Venrock Healthcare Capital Partners.

enGene intends to use the net proceeds from this financing to fund the continued development of detalimogene, pre-commercial activities, the potential expansion of the DDX platform, and for working capital and general corporate purposes. The proceeds from this financing, combined with current cash and cash equivalents, are expected to be sufficient to fund the current operating plan into 2027.

Leerink Partners, Piper Sandler & Co., Guggenheim Securities and Wells Fargo Securities are acting as placement agents to the Company in connection with the private placement.

The securities described above have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. enGene has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the common shares issued in this private placement. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About enGene

enGene is a clinical-stage biotechnology company mainstreaming genetic medicines through the delivery of therapeutics to mucosal tissues and other organs, with the goal of creating new ways to address diseases with high clinical needs. enGene’s lead program is detalimogene voraplasmid, (also known as detalimogene, and previously EG-70) for patients with Non-Muscle Invasive Bladder Cancer (NMIBC) – a disease with a high clinical burden. Detalimogene is being evaluated in the ongoing multi-cohort LEGEND Phase 2 study, which includes a pivotal cohort studying detalimogene in Bacillus Calmette Guérin (BCG)-unresponsive patients with carcinoma in situ (Cis). Detalimogene was developed using enGene’s proprietary Dually Derivatized Oligochitosan (DDX) platform, which enables penetration of mucosal tissues and delivery of a wide range of sizes and types of cargo, including DNA and various forms of RNA.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s expectations, hopes, beliefs, intentions, goals, strategies, forecasts and projections. The words “anticipate”, “appear”, “approximate”, “believe”, “continue”, “could”, “estimate”, “expect”, “foresee”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “would”, and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the timing and expectation of the closing of the private placement; the satisfaction of customary closing conditions related to the private placement and the anticipated use of proceeds therefrom; and the period over which enGene estimates the proceeds from the private placement, combined with its existing cash and cash equivalents, will be sufficient to fund its current operating plan.

Many factors, risks, uncertainties and assumptions could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, that preliminary clinical data may not accurately reflect the complete results of a particular study and remain subject to audit and verification, and final data may differ materially from preliminary data; the Company’s ability to recruit and retain qualified scientific and management personnel; establish clinical trial sites and enroll patients in its clinical trials; execute on the Company’s clinical development plans and ability to secure regulatory approval on anticipated timelines; and other risks and uncertainties detailed in filings with Canadian securities regulators on SEDAR+ and with the U.S. Securities and Exchange Commission (“SEC”) on EDGAR, including those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and most recent Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024 (copies of which may be obtained at www.sedarplus.ca or www.sec.gov).

You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. enGene anticipates that subsequent events and developments will cause enGene’s assessments to change. While enGene may elect to update these forward-looking statements at some point in the future, enGene specifically disclaims any obligation to do so, unless required by applicable law. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved.

Contact:

For media contact: media@engene.com

For investor contact: investors@engene.com